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Exhibit 10.7

Vicinity Corporation
370 San Aleso Avenue
Sunnyvale, California 94085

April 24, 2001

PERSONAL & CONFIDENTIAL

Mr. Tim McMullen
709 Davis Way
Laguna Beach, CA 92651

Dear Tim:

    Vicinity Corporation, a Delaware corporation ("Vicinity" or the "Company"), is pleased to offer you employment effective April 24, 2001. Please review this Executive Employment Agreement (the "Agreement"), co-sign and date the Agreement below the Company's signature, and return it to us to confirm that this Agreement reflects our agreement regarding the terms, mutual promises and covenants applicable to your employment by Vicinity.

1. EMPLOYMENT BY THE COMPANY

        (a)  Position and Duties.  Subject to terms set forth herein, the Company agrees to employ you in the position of Chief Operating Officer and you hereby accept such employment. You shall serve in an executive capacity and shall perform such duties as are customarily associated with the position of Chief Operating Officer and such other duties as are assigned to you by the Executive Chairman of the Board, the Chief Executive Officer and the Board of Directors (the "Board"). You will report to the Executive Chairman (pending appointment of a Chief Executive Officer) and the Board. During the term of your employment with the Company, you will devote your best efforts and substantially all of your business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacities permitted by the Company's general employment policies) to the business of the Company, provided that you shall be entitled to up to two days every second week during your employment with the Company to attend to business not related to the Company.

        (b)  Employment at Will.  Both the Company and you shall have the right to terminate your employment with the Company at any time, with or without Cause (defined below), and without prior notice. Without limiting the generality of the immediately preceding sentence, you expressly acknowledge that your employment is being commenced at a time that the Company has an immediate short-term need and that your tenure may be relatively short in tenure. If your employment with the Company is terminated by the Company without Cause, you will be eligible to receive the severance benefits to the extent provided in Section 3 of this Agreement. For the purposes of this Agreement, "Cause" means:

        (i) your intentional action or failure to act that was performed in bad faith and to the material detriment of the business of the Company;

        (ii) your intentional refusal or failure to act in accordance with any lawful and proper direction or order of the Executive Chairman of the Board, Chief Executive Officer or the Board;

        (iii) your willful and habitual neglect of your duties of employment;

        (iv) your violation of any noncompetition or noninterference agreement that you enter into with the Company; or

        (v) your conviction of a felony crime involving moral turpitude;

provided, however, that if any of the foregoing events under clauses (i), (ii), (iii) or (iv) above is capable of being cured, the Company shall provide written notice to you describing the nature of such event and you shall thereafter have five business days to cure such event.

        (c)  Employment Policies.  The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from, or are in conflict with, the Company's general employment policies or practices, this Agreement shall control.

2. COMPENSATION

        (a)  Base Salary.  You shall receive for services to be rendered hereunder a monthly base salary of $18,750, subject to applicable tax withholding and payable on the regular payroll dates of the Company.

        (b)  Bonus.  During the period of your employment with the Company and subject to the Company's achievement of performance objectives, you shall receive a quarterly bonus in an amount equal to 50% of the base salary paid to you during such quarter. These performance objectives shall be agreed upon by you and the Executive Chairman of the Board and reduced to writing at a later date. The determination of whether such performance objectives have been achieved shall be made by the Board in good faith. Any such bonus paid to you by the Company shall be subject to applicable tax withholding.

        (c)  Standard Company Benefits.  You shall be entitled to all rights and benefits for which you are eligible under the terms and conditions of the standard Company benefits and compensation practices that may be in effect from time to time and are provided by the Company to its executive employees generally. The Company shall reimburse you for your reasonable travel expenses incurred in connection with your employment by the Company, including appropriate lodging while you are in Northern California.

        (d)  Stock Options.  The Company, subject to approval of the Board or its compensation committee, will grant to you non-qualified stock options to purchase an aggregate of 100,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), in accordance with the Company's 2000 Equity Participation Plan. The exercise price of the options shall be the fair market value of the Common Stock on the date approved by the Board or the compensation committee, as the case may be, and the options shall vest over twelve months beginning on your first day of employment with the company with the first twenty-five percent (25%) of the shares vesting on the three-month anniversary of your hire date and 8.333% of the shares vesting on each of the next nine monthly anniversary dates. Once vested, these options shall be exercisable for a period of five years from the date of grant, regardless of whether your employment with the Company is earlier terminated. In the event that your employment with the Company is terminated for any reason, all unvested options shall be cancelled. Once vested, these options shall be exercisable for a period of five years from the date of grant, regardless of whether your employment with the Company is earlier terminated. In the event that your employment with the Company is terminated for any reason, all unvested options shall be cancelled.

3. SEVERANCE BENEFITS; RELEASE

        (a)  Severance Benefits.  If your employment with the Company is terminated by the Company other than for Cause, (i) you shall receive (a) any monthly base salary that has accrued but is unpaid as of the date of such termination, (b) any bonus to which you are entitled to receive pursuant to Section 2(b) in connection with the Company's prior achievement of performance objectives, and (c) any business expenses incurred in accordance with Company policy and accrued but unreimbursed at the time of termination, and (ii) the Company shall continue to pay your monthly base salary of $18,750 for a period of one month after the date of termination of your employment. In the event that (x) you terminate your employment with the Company or (y) your employment with the Company is terminated by the Company for Cause, or in the event of your death or permanent incapacity, you or your estate shall receive (a) any monthly base salary that has accrued but is unpaid as of the date of such termination and (b) any bonus to which you are entitled to receive pursuant to Section 2(b) in connection with the Company's prior achievement of performance objectives.

        (b)  Release.  Upon the termination of your employment by the Company other than for Cause, and prior to the receipt of any benefits under Section 3(a) (except pursuant to clause (i) of the first sentence thereof), you shall execute a Release (the "Release") in the form attached hereto as Exhibit A. Such Release shall specifically relate to all of your rights and claims in existence at the time of such execution. It is understood that you have a certain period to consider whether to execute such Release, and you may revoke such Release within seven (7) business days after execution. In the event you do not execute such Release within the applicable period, or if you revoke such Release within the subsequent seven (7) business day period, none of the aforesaid benefits shall be payable under this Agreement.

        (c)  Mitigation.  You shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by you as a result of employment by another employer or by any retirement benefits received by you after the date of termination of your employment with the Company.

        (d)  Exclusive Severence Benefits.  This Section 3 shall constitute the sole benefits payable to you upon termination of employment, notwithstanding any contrary Company policy, oral statement, written statement or other communication.

4. GENERAL PROVISIONS

        (a)  Waiver.  If either party should waive any breach of any provisions of this Agreement, it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

        (b)  Complete Agreement.  This Agreement and Exhibit A constitute the entire agreement between you and the Company and are the complete, final, and exclusive embodiment of their agreement with regard to this subject matter. They are entered into without reliance on any promise or representation other than those expressly contained herein or therein, and they cannot be modified or amended except in a writing signed by both parties.

        (c)  Counterparts.  This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

        (d)  Successors and Assigns.  This Agreement is intended to bind and inure to the benefit of and be enforceable by you and the Company, and their respective successors, assigns, heirs, executors and administrators, except that you may not assign any of your duties hereunder and you may not assign any of your rights hereunder, without the written consent of the Company, which shall not be withheld unreasonably.

        (e)  Arbitration.  Unless otherwise prohibited by law or specified below, all disputes, claims and causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation shall be resolved solely and exclusively by final and binding arbitration held in San Francisco County, California through Judicial Arbitration & Mediation Services/Endispute ("JAMS") under the then existing JAMS arbitration rules. However, nothing in this section is intended to prevent either patty from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Each party in any such arbitration shall be responsible for its own attorneys' fees, costs and necessary disbursement; provided, however, that if one party refuses to arbitrate and the other party seeks to comply arbitration by court order, if such other party prevails, it shall be entitled to recover reasonable attorneys' fees, costs and necessary disbursements. Pursuant to California Civil Code Section 1717, each party warrants that it was represented by counsel in the negotiation and execution of this Agreement, including the attorneys' fees provision herein.

        (f)  Attorneys' Fees.  If either party hereto brings any action to enforce rights hereunder, each party in any such action shall be responsible for its own attorneys' fees and costs incurred in connection with such action.

        (g)  Choice of Law.  All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California.

    Please indicate your acceptance of the terms of this Agreement by execution below.

Very truly yours,
VICINITY CORPORATION a Delaware corporation
	By:	/s/ NORMAN NIE Norman Nie Chairman of the Board of Directors
Accepted and agreed to effective as of April 24, 2001:
EXECUTIVE
/s/ TIM MCMULLEN Tim McMullen

Exhibit A

RELEASE
(INDIVIDUAL TERMINATION)

    Certain capitalized terms used in this Release are defined in the Executive Employment Agreement (the "Agreement") which I have executed and of which this Release is a part.

    I hereby confirm my obligations under any proprietary information and inventions or similar agreement of the Company.

    I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

    I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

    Except as otherwise set forth in this Release, in consideration of benefits I will receive under the Agreement, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Release, including but not limited to all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation, claims pursuant to any federal, state or local law or cause, of action, including but not limited to the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Employee Retirement Income Security Act of 1974, as amended, the federal Americans with Disabilities Act of 1990, the California Fair Employment and Housing Act, as amended, tort law, contract law, statutory law, common law, wrongful discharge, discrimination fraud, defamation, emotional distress, and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to the Company's indemnification obligation pursuant to agreement or applicable law.

    I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the patties to

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revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth (8th) day after this Release is executed by me.

                      Tim McMullen

                      Date:

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Exhibit 10.7
1. EMPLOYMENT BY THE COMPANY
2. COMPENSATION
3. SEVERANCE BENEFITS; RELEASE
4. GENERAL PROVISIONS
Exhibit A
RELEASE (INDIVIDUAL TERMINATION)